UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2025

Performant Healthcare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35628	20-0484934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
900 South Pine Island Road,
Plantation, FL 33324
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (925) 960-4800

N/A
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $.0001 per share	PHLT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Performant Healthcare, Inc. (the “Company”) was held on June 18, 2025 at 2:00 PM, EDT, at the Courtyard Fort Lauderdale Weston located at 2000 N Commerce Parkway, Weston, Florida 33326. A total of 67,801,465 shares of the Company’s common stock were present in person or by proxy at the Annual Meeting, representing 86.58% of the total number of shares outstanding and entitled to vote at the meeting.

The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each proposal considered at the Annual Meeting is as follows:

Proposal No. 1 – Election of Directors

The Company's stockholders elected three Class I directors to serve until the 2028 Annual Meeting of Stockholders or until their successors are elected and qualified:

Nominee:	For	Withheld	Broker Non-Votes
James LaCamp	59,145,238	4,120,713	4,535,514
Shantanu Agrawal	60,889,634	2,376,317	4,535,514
Simeon M. Kohl	61,048,064	2,217,887	4,535,514

Proposal No. 2 – Ratification of the Appointment of Our Independent Registered Public Accounting Firm for 2025

The Company’s stockholders ratified the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025:

For	Against	Abstain	Broker Non-Votes
65,621,257	13,650	2,166,558	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2025

PERFORMANT HEALTHCARE, INC.

By:	/s/Simeon Kohl
Simeon Kohl
Chief Executive Officer